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                                   EXHIBIT 11



        Computation of weighted average number of shares of common stock



                                                         For the three          For the six
                                                        months ended June    months ended June
                                                        -----------------    -----------------
                                                        1998       1999       1998       1999
                                                       ------     ------     ------     ------
Shares outstanding at beginning of period
  (net of 25,000 shares held in treasury).........     15,043     15,177     15,037     15,158

Weighted average shares issued ...................         14         58         10         46
                                                       ------     ------     ------     ------

Shares used in the calculation of
   Basic EPS (weighted average shares
   outstanding) ..................................     15,057     15,235     15,047     15,204

Effect of dilutive securities ....................        269        377        239        371
                                                       ------     ------     ------     ------

Shares used in the calculation of
  Diluted EPS ....................................     15,326     15,612     15,286     15,575
                                                       ======     ======     ======     ======

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